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                                                           FOR IMMEDIATE RELEASE

July 29, 2004

Contact:      George Toth, President
              The Sands Hotel and Casino
              Atlantic City, NJ
              609-441-4751


                       GB HOLDINGS, INC. VOLUNTARILY FILES
              TO DELIST ITS COMMON STOCK, PAR VALUE $.01 PER SHARE

         Atlantic City, New Jersey, July 29, 2004 - GB Holdings, Inc. (the "Company"), announced today that it has filed an application to voluntarily delist its common stock, par value $.01 per share (the "Common Stock") (AMEX - "GBH") from trading on the American Stock Exchange ("Amex") and has asked Amex to suspend trading of the Common Stock if and at the time that the SEC grants the application to withdraw the Common Stock from listing. At this time, the Company does not know whether the SEC will grant the application and if it does, when that will occur.

         This press release is for informational purpose only. This press release may contain statements that are forward-looking. Such forward looking statements involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. For more information regarding the Company and risks applicable to their business, please review the filings of the Company with the SEC, including the reports on Forms 10-K and 10-Q.